                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 11, 2004

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                          0-49619                   31-1795575
------------------------          --------------------       -------------------
(State of Incorporation)          (Commission File No.)         (IRS Employer
                                                             Identification No.)




                    635 South Market Street, Troy, Ohio 45373
                    -----------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000

                                    FORM 8-K

Item 5. Other Events.


         The following was contained in a press release issued by Peoples Ohio Financial Corporation on August 11, 2004:


                       PEOPLES OHIO FINANCIAL CORPORATION
                               FINANCIAL OVERVIEW
                                   FISCAL 2004

Peoples Ohio Financial Corporation (the "Company"), the holding company for Peoples Savings Bank (the "Bank"), reported earnings of $1,631,000 for the year ended June 30, 2004, a decline of $914,000, or 35.9%, from the $2,545,000 reported for the same period in fiscal 2003. Basic earnings per share were $0.22 for the year ended June 30, 2004, compared to $0.34 for the year ended June 30, 2003. Fully diluted earnings per share were $0.22 for the year ended June 30, 2004, compared to $0.33 the year ended June 30, 2003.

Net interest income was $6,951,000 for the year ended June 30, 2004, $1,103,000 or 13.7%, less than the $8,054,000 reported for the year ended June 30, 2003. The decline was attributed to the continued low interest rate environment and the pressure it has put on net interest margins throughout the banking industry. In addition, the Bank has taken advantage of the prolonged low interest rate environment to divest of longer-term fixed rate assets (primarily 30-year fixed rate mortgages) in favor of shorter-term interest earning assets (primarily investment securities and commercial real estate loans with weighted-average maturities from 1 to 3 years) in an effort to reduce the Bank's exposure to interest rate risk and better position the Bank as longer-term interest rates begin to increase. Total interest income was $11,095,000 for the year ended June 30, 2004, a decline of $2,858,000, or 20.5% from the $13,953,000 reported during the year ended June 30, 2003, due to lower average loans outstanding coupled with lower interest rates. The decline in interest income was partially offset by a $1,756,000 or 29.8% decline in interest expense during the same period primarily due to depositors shifting their deposits from higher rate certificates of deposit to lower rate demand deposit accounts.

Noninterest income, which continues to be a focus, grew to $2,174,000 for fiscal 2004, compared to the $1,693,000 recorded for the year ended June 30, 2003, an increase of $481,000 or 28.4%. This increase was primarily attributable to an increases in service charges on deposit accounts of $324,000 and cash surrender value of life insurance of $199,000, which were partially off-set by a decline in revenue generated by trust operations of $190,000.

Noninterest expense was $6,420,000 for the year ended 2004, $697,000 or 12.2% higher than the $5,723,000 reported for the year ended June 30, 2003. This increase was primarily attributable to increases in salaries and employee benefits of $153,000, or 5.5%, net occupancy expense of $42,000, or 10.3%, data processing fees of $104,000, or 19.5%, advertising expenses of $45,000, or 40.5%, and professional services of $180,000, or 80.0%. The increase in professional services is attributable to "one-time" charges related to the upgrade of the processing system used by the Bank's trust department and fees related to services incurred as a result of the expanding costs related to being a publicly traded entity.

Total assets at June 30, 2004 were $193.2 million, compared to $207.3 million at June 30, 2003, as the Bank used cash and a portion of the proceeds from mortgage loan repayments to pay off borrowings from the Federal Home Loan Bank.

The Company was formed during January 2002 and acquired 100% of the Bank's outstanding stock. Accordingly, all references to the Company, prior to January 2002, reflect operations of the Bank.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.

Peoples Ohio Financial Corporation
Condensed, Consolidated Balance Sheets
June 30, 2004 and June 30, 2003
(in thousands)

                                                           June 30, 2004     June 30, 2003
                                                           -------------     -------------
                                                            (unaudited)
Assets
 Cash and Cash equivalents                                    $ 10,875          $ 15,835
 Investment securities                                          16,242            17,467
 Loans, net                                                    150,735           160,609
 FHLB stock                                                      5,487             5,273
 Bank-owned life insurance                                       4,196                 0
 Other assets                                                    5,661             8,165
                                                              --------          --------
     Total assets                                             $193,196          $207,349
                                                              ========          ========

Liabilities and shareholders' equity
 Deposits                                                     $114,223          $117,629
 FHLB borrowings                                                53,295            63,329
 Other liabilities                                                 821             1,410
                                                              --------          --------
      Total liabilities                                        168,339           182,368
 Equity from ESOP shares                                           466               630
 Shareholders' equity                                           24,391            24,351
                                                              --------          --------
      Total liabilities and shareholders' equity              $193,196          $207,349
                                                              ========          ========


Peoples Ohio Financial Corporation
Condensed, Consolidated Statements of Income
For the year ended June 30
(unaudited, in thousands, except share data)

                                                            Year ended         Year ended
                                                           June 30, 2004      June 30, 2003
                                                           -------------      -------------
Interest income                                               $ 11,095          $ 13,953
Interest expense                                                 4,144             5,899
                                                              --------          --------
   Net interest income                                           6,951             8,054
Provision for loan losses                                          330               140
                                                              --------          --------
   Net interest income after provision for loan loss             6,621             7,914
Noninterest income                                               2,174             1,693
Noninterest expense                                              6,420             5,723
Income tax expense                                                 744             1,339
                                                              --------          --------
     Net income                                               $  1,631          $  2,545
                                                              ========          ========
Earnings per share:
   Basic                                                      $   0.22          $   0.34
                                                              ========          ========
   Diluted                                                    $   0.22          $   0.33
                                                              ========          ========
Dividends per share                                           $   0.12          $  0.090
                                                              ========          ========

Peoples Ohio Financial Corporation
Selected Financial Data
(unaudited, in thousands)

                                           As of                As of
                                       June 30, 2004        June 30, 2003
                                       -------------        -------------
Total assets                              $ 193,196            $ 207,349
Investment securities                        16,242               17,467
Total loans                                 151,783              161,471
Allowance for loan losses                     1,048                  862
ALL to total loans                             0.69%                0.53%
Non-performing assets                     $     869            $   3,385

-------------------------------------------------------------------------------
                    Year ended June 30, 2004         Year ended June 30, 2003
-------------------------------------------------------------------------------
ROA                                     0.83%                            1.17%
-------------------------------------------------------------------------------
ROE                                     6.71%                           10.70%
-------------------------------------------------------------------------------



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                            By: /s/ Ronald B. Scott
                                                -------------------------------
                                                Ronald B. Scott
                                                President


Date:  August 11, 2004